Exhibit 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 16, 2007

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GLOBAL SUNRISE, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                333-137076              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1628 Second Avenue
Suite 2C
New York, NY 10028

 (Address of principal executive offices)

(718) 909-5080

(Registrant’s telephone number)

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 Item 8 01. Other Events

On  January 16, 2007 the Board of Directors of the registrant, having received consent of shareholders holding over 65% of the issued and outstanding shares, passed unanimously a resolution authorizing a change of name of the corporation to Zulu Energy Corporation, effective immediately.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – January 16th, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2007

Global Sunrise, Inc.

/s/ Brant  Hodyno

     Brant Hodyno, President

/s/ Peter Hodyno

    Peter Hodyno, Secretary

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

GLOBAL SUNRISE, INC.

January 16th, 2007

A telephone meeting of the Board of Directors of Global Sunrise Inc. (the “Corporation”), was held on January 16th at 9:00 AM Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED: that having received consent of over 65% of the issued and outstanding shares of the corporation, the Board take all necessary steps to change the name of the corporation to Zulu Energy Corp.

Resolution carried.

There being no further business, the meeting was adjourned.

/s/ Peter Hodyno

Brant Hodyno

    Peter Hodyno, Secretary

Brant Hodyno, President and Chairman of the Board